Exhibit 99.1

For More Information:

www.bea.com

BEA To Request Hearing Regarding Nasdaq Staff Determination Letter

SAN JOSE, Calif. – Feb. 7, 2008—BEA Systems, Inc. (NASDAQ: BEAS), a world leader in enterprise infrastructure software, today announced that on February 1, 2008, it received a Staff Determination Letter from the staff of The Nasdaq Stock Market LLC stating that BEA did not hold an annual meeting of stockholders for the fiscal year ended January 31, 2007 (the “2007 Annual Meeting”), or solicit proxies or file a proxy statement relating to the 2007 Annual Meeting, by the end of its next fiscal year, January 31, 2008, as required by Marketplace Rules 4350(e) and 4350(g). The letter further states that the staff has determined to delist the Company’s securities from The Nasdaq Stock Market, and that, unless the Company appeals this determination, trading of the Company’s common stock will be suspended on February 12, 2008. The letter was anticipated due to the Company’s decision to schedule the 2007 Annual Meeting after the end of its fiscal year. The Company intends to appeal the staff’s determination to a Nasdaq Listing Qualifications Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 Series, before February 8, 2008. The appeal will stay the suspension of the Company’s common stock pending the Panel’s decision.

As a result of the Company’s review of its historical stock option granting practices, the Company filed its Annual Report on Form 10-K for the fiscal year ended January 31, 2007 on a delayed basis, and subsequently scheduled the 2007 Annual Meeting for March 18, 2008. On February 6, 2008, the Company filed a proxy statement relating to the 2007 Annual Meeting with the United States Securities and Exchange Commission (the “SEC”).

Also as previously disclosed, on January 16, 2008, BEA entered into a definitive merger agreement with Oracle Corporation. The Company plans to seek the approval of its stockholders for the proposed merger at a special meeting of stockholders to be held after the 2007 Annual Meeting, and on February 7, 2008 filed a preliminary proxy statement with the SEC in connection with the proposed merger.

About BEA Systems, Inc.

BEA Systems, Inc. (NASDAQ: BEAS) is a world leader in enterprise infrastructure software. Information about how BEA helps customers build a Liquid Enterprise™ that transforms their business can be found at bea.com.

# # #

Copyright 1995-2007, BEA Systems, Inc. All rights reserved. BEA, BEA AquaLogic, BEA eLink, BEA WebLogic, BEA WebLogic Portal, BEA WebLogic Server, Connectera, Compoze Software, Jolt, JoltBeans, JRockit, SteelThread, Think Liquid, Top End, Tuxedo, and WebLogic are registered trademarks of BEA Systems, Inc. BEA Blended Application Development, BEA Blended Development Model, BEA Blended Strategy, BEA Builder, BEA Guardian, BEA Manager, BEA MessageQ, BEA microService Architecture, BEA SOA 360°, BEA Workshop, BEA WorkSpace 360°, Signature Editor, Signature Engine, Signature Patterns, Support Patterns, Arch2Arch, Arch2Arch Advisor, Dev2Dev, Dev2Dev Dispatch, Exec2Exec, Exec2Exec Voice, IT2IT, IT2IT Insight, Business LiquidITy, and Liquid Thinker are trademarks of BEA Systems, Inc. BEA Mission Critical Support, BEA Mission Critical Support Continuum, BEA SOA Self Assessment, and Fluid Framework are service marks of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties. All other trademarks are the property of their respective companies.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about BEA that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the risk that Nasdaq may delist BEA’s common stock for failure to comply with any Nasdaq listing requirement; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against BEA and others following announcement of the proposal or the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval; the inability to obtain necessary regulatory approvals required to complete the merger; the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger or of any combination of BEA and Oracle; the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and the possibility that BEA may be adversely affected by other economic, business, and/or competitive factors. BEA is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

These and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and elsewhere in BEA’s Form 10-K for the year ended January 31, 2007 that was filed with the Securities and Exchange Commission on November 15, 2007. Many of the factors that will determine the outcome of the subject matter of this release are beyond BEA’s ability to control or predict.

Important Additional Information Regarding the Merger.

In connection with the proposed merger, on February 7, 2008, BEA filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are advised to read the preliminary proxy statement and, when it becomes available, the definitive proxy statement as well as any other relevant documents filed with the SEC when they become available because they will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statements and other documents filed by BEA at the SEC website at http://www.sec.gov. The proxy statements and other documents filed by BEA with the SEC also may be obtained for free at BEA’s Internet website at www.bea.com/investors or by writing to BEA Systems, Inc., 2315 North First Street, San Jose, CA 95131, Attn: Investor Relations Department. In connection with the special meeting of BEA stockholders to approve the adoption of merger agreement, BEA will mail copies of the definitive proxy statement to BEA stockholders who are entitled to attend and at vote at the special meeting.

The information in the preliminary proxy statement is not complete and may be changed. Before making any voting or investment decisions with respect to the proposed acquisition or any of the other matters with respect to which BEA’s stockholders will be asked to vote pursuant to the proxy statement, BEA’s stockholders are urged to read the definitive proxy statement and other documents filed by BEA when they become available.

Contact Information:

Investor Contact:

Kevin Faulkner

BEA Systems, Inc.

+1-408-570-8293

kevin.faulkner@bea.com

Media and Industry Analyst Contact:

Kevin Hayden

BEA Systems, Inc.

+1-408-570-8017

kevin.hayden@bea.com